Exhibit 2.1

TRANSACTION AGREEMENT

dated as of

February 12, 2013

Among

NBC TELEMUNDO LICENSE LLC,

NBCU NEW LLC I,

NBCU NEW LLC II,

LIN TV CORP.,

LIN TELEVISION CORPORATION,

LIN TELEVISION OF TEXAS, L.P.,

GENERAL ELECTRIC COMPANY,

GENERAL ELECTRIC CAPITAL CORPORATION,

NATIONAL BROADCASTING COMPANY HOLDING, INC.,

LONE STAR SPV, LLC,

STATION VENTURE HOLDINGS, LLC,

COMCAST CORPORATION and

NBCUNIVERSAL MEDIA, LLC

TABLE OF CONTENTS

Page

ARTICLE 1
DEFINITIONS

Section 1.01. Definitions	3
Section 1.02. Other Definitional and Interpretive Provisions	7

ARTICLE 2
CLOSING ACTIONS

Section 2.01. Closing Actions	8
Section 2.02. Order of Closing Actions	9
Section 2.03. Payments	10

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE PARTIES

Section 3.01. Existence and Power	10
Section 3.02. Authorization	10
Section 3.03. Governmental Authorization	10
Section 3.04. Noncontravention	10
Section 3.05. Litigation	11
Section 3.06. Finders’ Fees	11
Section 3.07. No Assignment	11

ARTICLE 4
ADDITIONAL REPRESENTATIONS AND WARRANTIES

Section 4.01. Ownership of LIN-Texas LLC Interests	11
Section 4.02. Ownership of Rights Under the Credit Agreement	11
Section 4.03. Ownership of Rights in Respect of GE Shortfall Fundings	12
Section 4.04. Ownership of Rights in Respect of LIN Shortfall Fundings	12
Section 4.05. Ownership of Rights Under the Guarantee and Guarantor Pledge Agreement	12

ARTICLE 5
COVENANTS

Section 5.01. Reasonable Best Efforts; Further Assurances	12
Section 5.02. Confidentiality	14
Section 5.03. Public Announcements	15
Section 5.04. Mutual Release	15
Section 5.05. Certain Tax Matters	16
Section 5.06. Management Fees	16
Section 5.07. Financial Statements	16

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ARTICLE 6
SURVIVAL; INDEMNIFICATION

Section 6.01. Survival	17
Section 6.02. Indemnification	17
Section 6.03. Third Party Claim Indemnification	17

ARTICLE 7
MISCELLANEOUS

Section 7.01. Notices	19
Section 7.02. Amendments and Waivers	21
Section 7.03. Expenses	21
Section 7.04. Successors and Assigns	21
Section 7.05. Governing Law	21
Section 7.06. Jurisdiction	21
Section 7.07. WAIVER OF JURY TRIAL	22
Section 7.08. Counterparts; Effectiveness; Third Party Beneficiaries	22
Section 7.09. Entire Agreement	22
Section 7.10. Interpretations	22
Section 7.11. Severability	22
Section 7.12. Specific Performance	22

EXHIBITS

Exhibit A	GE Capital Assignment and Assumption Agreement
Exhibit B	LIN Assignment and Assumption Agreement

SCHEDULES

Schedule 5.04	Retained Obligations
Schedule 5.05	Certain Tax Matters

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TRANSACTION AGREEMENT

TRANSACTION AGREEMENT (this “Agreement”) dated as of February 12, 2013 among NBC Telemundo License LLC, a Delaware limited liability company (“NBC Telemundo”), NBCU New LLC I, a Delaware limited liability company (“NBCU I”), NBCU New LLC II, a Delaware limited liability company (“NBCU II”), LIN TV Corp., a Delaware corporation (“LIN”), LIN Television Corporation, a Delaware corporation (“LIN Television”), LIN Television of Texas, L.P., a Delaware limited partnership (“LIN-Texas”), General Electric Company, a New York corporation (“GE”), General Electric Capital Corporation, a Delaware corporation (“GE Capital”), National Broadcasting Company Holding, Inc., a Delaware corporation (“NBCH”), Lone Star SPV, LLC, a Delaware limited liability company (“Lone Star”), Station Venture Holdings, LLC, a Delaware limited liability company (“Station Venture”), Comcast Corporation, a Pennsylvania corporation (“Comcast”) and NBCUniversal Media, LLC, a Delaware limited liability company (“NBCU”).

W I T N E S S E T H :

WHEREAS, LIN-Texas is the record and beneficial owner of 20.38% of the limited liability company interests in Station Venture (the “LIN-Texas LLC Interests”);

WHEREAS, Station Venture (as successor in interest to LIN-Texas) and GE Capital are parties to the Credit Agreement dated as of March 2, 1998, as amended by Amendment No. 1 dated as of June 24, 2011 (the “Credit Agreement”), pursuant to which GE Capital extended a term loan to Station Venture in the amount of $815,500,000, which loan was transferred by GE Capital to Lone Star pursuant to the Asset Sale Agreement dated as of September 20, 2001;

WHEREAS, LIN and GE Capital are parties to the Replacement Guaranty dated as of March 3, 1998 (the “Guarantee”) pursuant to which LIN guaranteed the Guaranteed Obligations (as defined therein), which are comprised of Station Venture’s obligations under the Credit Agreement;

WHEREAS, LIN-Texas and GE Capital are parties to the Replacement Guarantor Pledge Agreement dated as of March 3, 1998 (the “Guarantor Pledge Agreement”) pursuant to which LIN-Texas pledged to GE Capital all of its right, title and interest as a member of Station Venture as security for the Guaranteed Obligations (as defined in the Guarantee);

WHEREAS, Station Venture and GE Capital are parties to the Venture Pledge Agreement dated as of March 3, 1998 (the “Venture Pledge Agreement”) pursuant to which Station Venture pledged to GE Capital all of its right, title and interest in Station Venture Operations, LP, a Delaware limited partnership (the

“Operating Partnership”), as security for the Obligations (as defined in the Credit Agreement);

WHEREAS, Station Venture (as successor in interest to LIN-Texas) and GE Capital are parties to the Venture Security Agreement dated as of March 2, 1998 (the “Venture Security Agreement”) pursuant to which Station Venture granted to GE Capital a lien upon substantially all of its assets constituting KXAS Assets or primarily related to the KXAS Assets or the KXAS Business (each as defined in the Credit Agreement) as security for the Obligations (as defined in the Credit Agreement);

WHEREAS, the Operating Partnership and GE Capital are parties to the LP Security Agreement dated as of March 2, 1998 (the “LP Security Agreement”) pursuant to which the Operating Partnership pledged to GE Capital all of its right, title and interest in the KXAS Assets and the KNSD Assets (each as defined in the Credit Agreement) as security for the Obligations (as defined in the Credit Agreement);

WHEREAS, Affiliates of each of GE, LIN and NBC Telemundo, respectively, have provided Station Venture with certain interest shortfall funding loans pursuant to the Shortfall Funding Agreements (as defined below);

WHEREAS, GE Capital and Lone Star desire to sell and assign to NBCU I, and NBCU I desires to purchase and assume from GE Capital and Lone Star, all of the rights and obligations of GE Capital and Lone Star, as applicable, under the Credit Agreement, the Venture Pledge Agreement, the Venture Security Agreement, the LP Security Agreement and all related pledges, guarantees, security agreements and related rights (other than the Guarantee, the Guarantor Pledge Agreement and any such arrangements solely between GE Capital and any of its Affiliates (such arrangements, “Affiliate Arrangements”));

WHEREAS, NBCH desires to transfer and assign to NBCU I, and NBCU I desires to acquire and assume from NBCH, all of NBCH’s rights in respect of the GE Shortfall Funding Agreements and GE Shortfall Fundings (each as defined below) (which rights comprise all rights of GE and its Affiliates in respect thereof);

WHEREAS, LIN Television and LIN-Texas desire to transfer and assign to NBCU I, and NBCU I desires to acquire and assume from LIN Television and LIN-Texas, all of LIN Television’s and LIN-Texas’ rights in respect of the LIN Shortfall Funding Agreements and LIN Shortfall Fundings (each as defined below) (which rights comprise all rights of LIN and its Affiliates in respect thereof);

WHEREAS, LIN-Texas desires to transfer and assign to NBCU I and NBCU II, and NBCU I and NBCU II desire to acquire and assume from LIN-Texas, 95.1% and 4.9%, respectively, of the LIN-Texas LLC Interests;

WHEREAS, GE Capital desires to fully, irrevocably and unconditionally release (i) LIN from its obligations under the Guarantee and (ii) LIN-Texas from its obligations under the Guarantor Pledge Agreement; and

WHEREAS, in connection with the transactions contemplated by the foregoing, the parties to this Agreement desire to enter into certain other arrangements and make certain representations, warranties, covenants and agreements as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.  Definitions.  (a) As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

“Applicable Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling, assessment award, decree, writ or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person.

“Claims” means any and all claims, obligations, rights, suits, damages, actions, causes of action, arbitrations, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, judgments, losses, executions, demands, remedies and liabilities, whether known or unknown, suspected or unsuspected, anticipated or unanticipated, asserted or unasserted, latent or patent, liquidated or unliquidated, contingent or non-contingent, whether at law or in equity, whether based on statute, rule, regulation, common law or otherwise, whether based upon contract, warranty, tort, fraud, or negligence, whether for actual, consequential, punitive or other damages, and whether for sums of money, costs, interest, expenses, fees, or otherwise.

“Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that (i) GE shall not be deemed to Control NBCU, and (ii) LIN-Texas shall not be deemed to Control Station Venture.

“GE Capital Assignment and Assumption Agreement” means an assignment and assumption agreement among GE Capital, Lone Star and NBCU I in the form set forth as Exhibit A to this Agreement.

“GE Parties” means GE, GE Capital, NBCH and Lone Star.

“GE Shortfall Funding Agreements” means (i) the following letter agreements, pursuant to which GE caused to be provided to Station Venture certain interest shortfall funding payments: (A) letter agreement dated as of March 14, 2011 among GE, Station Venture, Outlet and LIN-Texas and (B) letter agreement dated as of March 5, 2012 between GE and Station Venture and (ii) each of the promissory notes payable by Station Venture to NBCH in connection with the foregoing letter agreements, including the promissory note issued pursuant to Section 2.01(b).

“GE Shortfall Fundings” means the interest shortfall funding payments made by NBCH to Station Venture pursuant to the GE Shortfall Funding Agreements, including any payment made by NBCH pursuant to Section 2.01(b).

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“Lien” means, with respect to any property or asset, any lien, pledge, charge, security interest, security trust, encumbrance, participation, attachment or other adverse claim or interest of any kind in respect of such property or asset.

“LIN Assignment and Assumption Agreement” means an assignment and assumption agreement among LIN Television, LIN-Texas, NBCU I and NBCU II in the form set forth as Exhibit B to this Agreement.

“LIN Parties” means LIN, LIN Television and LIN-Texas.

“LIN Shortfall Funding Agreements” means (i) the following letter agreements, pursuant to which LIN Television caused to be provided to Station Venture certain interest shortfall funding payments: (A) letter agreement dated as of March 6, 2009 between LIN Television and Station Venture, (B) letter agreement dated as of March 9, 2010 between LIN Television and Station Venture, (C) letter agreement dated as of March 14, 2011 among LIN Television, Station Venture and GE and (D) letter agreement dated as of March 5, 2012 among LIN Television, Station Venture and GE, and (ii) each of the promissory notes payable by Station Venture to LIN-Texas in connection with the foregoing letter agreements.

“LIN Shortfall Fundings” means the interest shortfall funding payments made by LIN-Texas to Station Venture pursuant to the LIN Shortfall Funding Agreements.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Station Venture dated as of March 2, 1998, as amended by Amendment No. 1 dated as of July 24, 2011.

“Management Fee Deferrals” means, collectively, the following agreements, pursuant to which certain management fees otherwise payable pursuant to the Master Service Agreement were deferred on the terms set forth therein: (i) letter agreement dated as of March 6, 2009 among NBC Universal, Inc., the Operating Partnership and Station Venture and (ii) letter agreement dated as of March 9, 2010 among NBC Universal, Inc., the Operating Partnership and Station Venture.

“Master Agreement” means the Master Agreement dated as of December 3, 2009 among Comcast, GE and the other parties thereto.

“Master Service Agreement” means the TV Master Service Agreement dated as of March 3, 1998 among Station Venture, the Operating Partnership and NBC Universal, Inc.

“NBCU Parties” means NBCU, NBC Telemundo, NBCU I, NBCU II and Station Venture.

“NBCU Shortfall Funding Agreements” means (i) the following letter agreements, pursuant to which Affiliates or predecessors of the NBCU Parties provided Station Venture with certain interest shortfall funding payments: (A) letter agreement dated as of March 6, 2009 between NBC Universal, Inc. and Station Venture and (B) letter agreement dated as of March 9, 2010 between NBC Universal, Inc. and Station Venture and (ii) each of the promissory notes payable by Station Venture to Outlet in connection with the foregoing letter agreements.

“NBCU Shortfall Fundings” means the interest shortfall funding payments made by Affiliates or predecessors of the NBCU Parties to Station Venture pursuant to the NBCU Shortfall Funding Agreements.

“Outlet” means Outlet Broadcasting LLC.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Shortfall Fundings” means, collectively, the GE Shortfall Fundings, the LIN Shortfall Fundings and the NBCU Shortfall Fundings.

“Shortfall Funding Agreements” means, collectively, the GE Shortfall Funding Agreements, the LIN Shortfall Funding Agreements and the NBCU Shortfall Funding Agreements.

“Tax” means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax.

“Tax Returns” means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

“Transaction Documents” means this Agreement (including the Schedules), the GE Capital Assignment and Assumption Agreement and the LIN Assignment and Assumption Agreement.

(b)   Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Affiliate Arrangements	Recitals
Agents	Section 5.02
Agreement	Preamble
Closing Actions	Section 2.01
Comcast	Preamble
Credit Agreement	Recitals
GE	Preamble
GE Capital	Preamble
Guarantor Pledge Agreement	Recitals
Guarantee	Recitals
Indemnifying Party	Section 6.02
Indemnified Party	Section 6.02
Interest Payment	Section 2.01
LIN	Preamble
LIN Television	Preamble
LIN-Texas	Preamble
LIN-Texas LLC Interests	Recitals
Lone Star	Preamble
LP Security Agreement	Recitals
NBC Telemundo	Preamble
NBCH	Preamble
NBCU	Preamble

Term	Section
NBCU I	Preamble
NBCU II	Preamble
Operating Partnership	Recitals
Related Indemnitees	Section 6.02
Related Releasee	Section 5.04
Related Releasors	Section 5.04
Released Obligations	Section 5.04
Released Party	Section 5.04
Releasing Party	Section 5.04
SEC	Section 5.02
Station Venture	Preamble
Third Party Claim	Section 6.03
Venture Pledge Agreement	Recitals
Venture Security Agreement	Recitals

Section 1.02.  Other Definitional and Interpretive Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the respective meanings as defined in this Agreement.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.  References to “law”, “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Laws.

ARTICLE 2
CLOSING ACTIONS

Section 2.01.  Closing Actions.  Simultaneously with, or immediately following, this Agreement becoming effective, the respective parties thereto shall enter into each other Transaction Document and the following actions shall be taken and the following deliveries shall be made (such actions and deliveries, the “Closing Actions”):

(a)   First, LIN-Texas shall contribute to Station Venture, and Station Venture shall accept from LIN-Texas, $100,000,000.

(b)   Second, in partial payment of the Loan (as defined in the Credit Agreement), Station Venture shall pay to GE Capital an aggregate amount equal to (i) $100,000,000 plus (ii) the amount of accrued but unpaid interest under the Credit Agreement as of the date of this Agreement (the payment of the amount described in clause (ii), the “Interest Payment”); provided that, if GE and LIN would be obligated pursuant to the GE Shortfall Funding Agreements and the LIN Shortfall Funding Agreements, respectively, to pay or cause to be paid any amounts to Station Venture in respect of the Interest Payment (assuming that the Interest Payment was payable on the date of this Agreement under the Credit Agreement), then (x) NBCH shall pay to Station Venture an amount equal to the aggregate amount payable by GE and LIN pursuant to the GE Shortfall Funding Agreements and the LIN Shortfall Funding Agreements, respectively, in respect of the Interest Payment and (y) Station Venture shall issue a promissory note payable to NBCH in the amount of NBCH’s payment pursuant to the foregoing clause (x).  For all purposes of this Agreement, (1) the payment made pursuant to clause (x) of the immediately preceding sentence shall constitute a GE Shortfall Funding and (2) the promissory note issued pursuant to clause (y) of the immediately preceding sentence shall constitute a GE Shortfall Funding Agreement.

(c)   Third, without limiting Section 5.04(a), each of GE Capital and Lone Star (i) shall (and, subject to Section 2.02, hereby does pursuant to this Agreement) fully, irrevocably and unconditionally release and discharge LIN from its obligations under the Guarantee and LIN-Texas from its obligations under the Guarantor Pledge Agreement and (ii) acknowledges and agrees that the Guarantee and Guarantor Pledge Agreement shall be (and, subject to Section 2.02, hereby are pursuant to this Agreement) terminated and LIN and LIN-Texas shall have no further liability or obligation thereunder and no action shall be required by any other Person to effect such terminations.

(d)   Fourth, GE Capital and Lone Star shall sell and assign to NBCU I, and NBCU I shall purchase and assume from GE Capital and Lone Star, pursuant to the GE Capital Assignment and Assumption Agreement, all of the rights and obligations of GE Capital and Lone Star, as applicable, under the Credit Agreement, the Venture Pledge Agreement, the Venture Security Agreement and

the LP Security Agreement (including all related pledges, guarantees, security agreements and related rights), and in consideration therefor NBCU I shall pay to GE Capital $602,000,000.  For the avoidance of doubt, NBCU I shall not acquire any rights under the Guarantee, the Guarantor Pledge Agreement or any Affiliate Arrangements.

(e)   Fifth, GE Capital shall take all actions, to the extent set forth in Section 5.01(c)(ii), to transfer to NBCU I collateral pledged under the Venture Pledge Agreement, the Venture Security Agreement and the LP Security Agreement.

(f)    Sixth, NBCH shall (and, subject to Section 2.02, hereby does pursuant to this Agreement) transfer and assign to NBCU I, and NBCU I shall (and, subject to Section 2.02, hereby does pursuant to this Agreement) acquire and assume from NBCH, all of NBCH’s rights in respect of the GE Shortfall Funding Agreements and the GE Shortfall Fundings and NBCH shall deliver to NBCU I each of the related promissory notes as set forth in Section 5.01(c)(iv), or an affidavit of lost note in relation to same, and in consideration therefor NBCU I shall pay to NBCH $1.00.

(g)   Seventh, without limiting Section 5.04(a), GE shall (and, subject to Section 2.02, hereby does pursuant to this Agreement) fully, irrevocably and unconditionally waive all of its and its Affiliates’ rights in respect of the NBCU Shortfall Funding Agreements and the NBCU Shortfall Fundings, including all rights under the Master Agreement (including numbered paragraph 1 of Section 6.26(c) of the NBCU Disclosure Letter (as defined therein)), and in consideration therefor NBCU I shall pay to NBCH $1.00.

(h)   Eighth, LIN Television and LIN-Texas shall transfer and assign to NBCU I, and NBCU I shall acquire and assume from LIN Television and LIN-Texas, pursuant to the LIN Assignment and Assumption Agreement, all of LIN Television’s and LIN-Texas’ rights in respect of the LIN Shortfall Funding Agreements and the LIN Shortfall Fundings, and LIN shall cause to be delivered to NBCU I each of the related promissory notes as set forth in Section 5.01(c)(v), and in consideration therefor NBCU I shall pay to LIN $1.00.

(i)    Ninth, LIN-Texas shall transfer and assign to NBCU I and NBCU II, and NBCU I and NBCU II shall acquire and assume from LIN-Texas, respectively, pursuant to the LIN Assignment and Assumption Agreement, 95.1% and 4.9% of the LIN-Texas LLC Interests, and in consideration therefor NBCU I and NBCU II shall pay to LIN-Texas $1.00.

Section 2.02.  Order of Closing Actions.  Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, the Closing Actions shall be deemed to have occurred in the order set forth in Section 2.01.

Section 2.03.  Payments.  Each contribution or payment pursuant to Section 2.01 shall be made in immediately available funds by wire transfer to an account or accounts of the recipient with a bank designated by the recipient (or, if such payment is of a nominal amount, by such other method to which the relevant parties may agree).

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE PARTIES

Each party to this Agreement, severally and not jointly, as to itself only, represents and warrants to each other party to this Agreement as follows as of the date of this Agreement:

Section 3.01.  Existence and Power.  Such party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all organizational powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

Section 3.02.  Authorization.  The execution, delivery and performance by such party of this Agreement and each other Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby are within such party’s organizational powers and have been duly authorized by all necessary organizational action on the part of such party.  This Agreement and each other Transaction Document to which such party is a party constitute valid and binding agreements of such party, enforceable against such party in accordance with its terms.

Section 3.03.  Governmental Authorization.  The execution, delivery and performance by such party of this Agreement and each other Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any Governmental Authority.

Section 3.04.  Noncontravention.  The execution, delivery and performance by such party of this Agreement and each other Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate the organizational documents of such party, (ii) violate any Applicable Law or (iii) require any consent or other action by any Person (other than any such consent or action that has been provided or taken, as applicable, and not subsequently revoked) under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of such party or to a loss of any benefit to which such party is entitled under any provision of any agreement or other instrument binding upon such party, with only such exceptions, in the case of the foregoing clause (iii) only, as would not have a materially adverse impact on such party’s ability to consummate the transactions contemplated hereby and thereby.

Section 3.05.  Litigation.  There is no action, suit, investigation or proceeding pending against or, to the knowledge of such party, threatened against, such party or any of its Affiliates before any arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or any other Transaction Document.

Section 3.06.  Finders’ Fees.  There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of such party or any of its Affiliates who might be entitled to any fee or commission from any other party to this Agreement or any of such other party’s Affiliates in connection with the transactions contemplated by this Agreement or any other Transaction Document.

Section 3.07.  No Assignment.  Neither such party nor any of its Affiliates has assigned, hypothecated or otherwise transferred (collaterally or otherwise) to any other Person (other than an Affiliate of such party) any interest in any Released Obligations.

ARTICLE 4
ADDITIONAL REPRESENTATIONS AND WARRANTIES

Section 4.01.  Ownership of LIN-Texas LLC Interests.  LIN-Texas represents and warrants to NBCU I and NBCU II as of the date of this Agreement (but after giving effect to the Closing Action set forth in Section 2.01(c)) that LIN-Texas is the record and beneficial owner of all of the LIN-Texas LLC Interests, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the LIN-Texas LLC Interests), and is transferring and delivering to NBCU I and NBCU II valid title to the LIN-Texas LLC Interests free and clear of any Lien and any such limitation or restriction.

Section 4.02.  Ownership of Rights Under the Credit Agreement.  GE Capital represents and warrants to NBCU I and the LIN Parties as of the date of this Agreement (but before giving effect to the Closing Action set forth in Section 2.01(d)) that (i) GE Capital is beneficial owner of all rights under the Credit Agreement, the Venture Pledge Agreement, the Venture Security Agreement and the LP Security Agreement, free and clear of any Lien, and GE Capital and Lone Star are transferring and delivering to NBCU I such rights free and clear of any Lien and (ii) such rights constitute all of the rights of the “Lender” under each such agreement.  For the avoidance of doubt, the rights referenced in the immediately preceding sentence do not include, and GE Capital and Lone Star are not transferring and delivering to NBCU I, the rights of GE Capital or any of its Affiliates pursuant to any Affiliate Arrangements.

Section 4.03.  Ownership of Rights in Respect of GE Shortfall Fundings.  GE represents and warrants to NBCU I as of the date of this Agreement that (i) NBCH is the record and beneficial owner of NBCH’s rights in respect of the GE Shortfall Funding Agreements and the GE Shortfall Fundings, free and clear of any Lien, and is transferring and delivering to NBCU I such rights free and clear of any Lien and (ii) such rights constitute all of the rights of GE and its Affiliates in respect of the GE Shortfall Fundings.

Section 4.04.  Ownership of Rights in Respect of LIN Shortfall Fundings.  LIN represents and warrants to NBCU I as of the date of this Agreement that (i) LIN Television and LIN-Texas are the record and beneficial owner of their respective rights in respect of the LIN Shortfall Funding Agreements and the LIN Shortfall Fundings, free and clear of any Lien, and are transferring and delivering to NBCU I such rights free and clear of any Lien and (ii) such rights constitute all of the rights of LIN and its Affiliates in respect of the LIN Shortfall Fundings.

Section 4.05.   Ownership of Rights Under the Guarantee and Guarantor Pledge Agreement.  Each of GE Capital and Lone Star represents and warrants to the LIN Parties as of the date of this Agreement that GE Capital and Lone Star are the beneficial owners of all rights under the Guarantee and Guarantor Pledge Agreement, free and clear of any Lien, and GE Capital and Lone Star are fully, irrevocably and unconditionally releasing and discharging such rights pursuant to the terms of this Agreement free and clear of any Lien.

ARTICLE 5
COVENANTS

Section 5.01.  Reasonable Best Efforts; Further Assurances.  (a) Subject to the terms and conditions of this Agreement, each of the parties to this Agreement shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or desirable under Applicable Laws to consummate the transactions contemplated by this Agreement, including (i) preparing and filing as promptly as practicable with any Governmental Authority all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

(b)   The parties to this Agreement shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be reasonably necessary or desirable in order to implement expeditiously the transactions contemplated by this Agreement.

(c)   Except as provided in section 5.01(d) below and without limiting the generality of Section 5.01(b), on the date of this Agreement,

(i)    LIN-Texas shall deliver to NBC Telemundo the resignations, effective immediately, of all Persons designated by LIN-Texas or any of its Affiliates to be a Representative (as defined in the LLC Agreement) of Station Venture from such Persons’ respective positions as Representatives;

(ii)   GE Capital shall (A) deliver to NBCU I the term note evidencing the Loan (as defined in the Credit Agreement) or an affidavit of lost note in relation to same, (B) transfer to NBCU I possession or control of all Collateral (as defined in the Credit Agreement) currently in the possession or control of GE Capital or any of its Affiliates, agents or bailees, if any, including by delivering possession of certificated equity interests and notes, if any, together with any necessary endorsements, (C) file or authorize NBCU I to file financing statement releases, terminations or assignments, as appropriate, to evidence the termination of GE Capital’s security interest in the Collateral or the transfer of such security interest to NBCU I and (D) execute and deliver such other documents and take such other actions as NBCU I shall reasonably request to evidence or effect the termination of GE Capital’s security interest in the Collateral or to transfer such security interest to NBCU I, including the assignment of any mortgages;

(iii)  Station Venture (on behalf of itself or the Operating Partnership, as applicable) shall (A) file or authorize NBCU I to file financing statement releases, terminations or assignments, as appropriate, to evidence the termination of GE Capital’s security interest in the Collateral or the transfer of such security interest to NBCU I and (B) execute and deliver such documents and take such other actions as NBCU I shall reasonably request to effect the termination of GE Capital’s  security interest in the Collateral or to transfer such security interest to NBCU I, including the assignment of any mortgages;

(iv)  GE shall deliver to NBCU I the promissory notes evidencing amounts owed by Station Venture in respect of the GE Shortfall Fundings, or an affidavit of lost note in relation to same; and

(v)   LIN Television and LIN-Texas shall deliver to NBCU I the promissory notes evidencing amounts owed by Station Venture in respect of the LIN Shortfall Fundings.

(d)        Within 45 days after the date of this Agreement, or such greater time period as NBCU I shall agree in its reasonable discretion, at the sole cost and expense of NBCU I (excluding legal fees), GE Capital shall submit for recording in the applicable county records, assignments reasonably satisfactory to NBCU I, by GE Capital to NBCU I, of all mortgages currently held by GE Capital encumbering the real property of Station Venture or the Operating Partnership.

Section 5.02.  Confidentiality.   Except for (x) ordinary course requests from the Federal Reserve, the United States Office of the Comptroller of Currency, the Federal Deposit Insurance Corporation, the New York State Department of Financial Services and the Consumer Financial Protection Bureau, including any successors thereto, relating to a party’s present or past credit exposure or (y) compliance with regulations or rules of the Securities and Exchange Commission (the “SEC”) or any stock exchange on which any of such party’s securities are listed or as required by Applicable Law:

(a)         each of GE and LIN shall hold, and shall cause its Affiliates and its and their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents (collectively, “Agents”) to hold, in confidence, unless requested or required to disclose by any Governmental Authority, by judicial or administrative process or by other requirement of law (in which case, to the extent permitted by such Governmental Authority, process or requirement, such Person shall give Station Venture prior notice of such process or requirement as far in advance as reasonably practical to enable Station Venture to seek a protective order, confidential treatment or other remedy, if available), all documents and information concerning Station Venture or the Operating Partnership,; and

(b)         each party hereto shall hold, and shall cause its Agents to hold, in confidence, unless requested or required to disclose by any Governmental Authority, by judicial or administrative process or by other requirement of law (in which case, to the extent permitted by such Governmental Authority, process or requirement, such Person shall give the other parties hereto notice of such process or requirement as far in advance as reasonably practical to enable such other parties to seek a protective order, confidential treatment or other remedy, if available), all documents and information concerning the transactions contemplated by this Agreement, in each case of clauses (a) and (b), other than any such documents or information (i) that has become public from a source other than such party or its Agents, (ii) that has become available to such party on a non-confidential basis from a source that is not, to such party’s knowledge, under an obligation of confidentiality or (iii) that has been developed by or on behalf of such party or its Agents independent of any disclosure from Station Venture, the Operating Partnership, any of their respective Affiliates and any other party or its Agents.

Section 5.03.  Public Announcements.  Except as required in order to comply with Applicable Law or any listing agreement with or rule or regulation of the SEC or any national securities exchange, the parties to this Agreement (i) shall consult with each other before issuing any press release or making any public statement or public disclosure with respect to this Agreement or the transactions contemplated hereby and (ii) shall not issue any such press release or make any such public statement or disclosure without the other parties’ prior written consent.  For the avoidance of doubt, none of the NBCU Parties or the LIN Parties shall be deemed to have breached this Section 5.03 as a result of any disclosure by them or any of their Affiliates in the ordinary course of their business of disseminating news and information which disclosure does not result from a breach of this Agreement by the NBCU Parties or the LIN Parties, as applicable.

Section 5.04.  Mutual Release.  (a) Each party to this Agreement (each, a “Releasing Party”), for itself and on behalf of each of its Affiliates and  each of its (and its Affiliates’) directors, officers, employees, successors, assigns, agents and representatives, in each case solely in such director’s, officer’s, employee’s, successors’, assigns’, agent’s or representative’s capacity as such (collectively, such Releasing Party’s “Related Releasors”), hereby fully, irrevocably and unconditionally waives, releases and discharges each other party to this Agreement (each, a “Released Party”) and each Released Party’s Affiliates and each of its (and its Affiliates’) directors, officers, employees, successors, assigns, agents and representatives, in each case solely in such director’s, officer’s, employee’s, successors’, assigns’, agent’s or representative’s capacity as such (and other than, in each case, any such Affiliate or Person that is an Affiliate of such Releasing Party) (collectively, such Released Party’s “Related Releasees”), from any and all Claims that such Releasing Party or any of its Related Releasors ever had, now has or hereafter can, shall or may have against such Released Party or any of its Related Releasees, from the beginning of time until the end of time, of any kind or nature whatsoever (including in respect of rights of contribution or indemnification) based on, relating to, arising out of, resulting from or otherwise concerning any fact, matter or cause relating to, arising out of, resulting from or otherwise concerning, directly or indirectly, Station Venture or the Operating Partnership (including under the Credit Agreement or other Loan Documents, any direct or indirect ownership interest in either of those entities or other interest in debt of either of those entities, and any agreement or understanding to which either of those entities is party, but excluding any ordinary course commercial arrangements unrelated to the Credit Agreement or other Loan Documents, including vehicle leases and gas cards) and that had existed or was in existence as of the moment immediately preceding the completion of all Closing Actions (including the Shortfall Funding Agreements and the Shortfall Fundings and any related arrangements) (collectively, the “Released Obligations”).  Notwithstanding the foregoing, nothing in this Section 5.04(a) shall operate as, or be deemed or construed to be, a waiver, release or discharge in respect of any Claim, or any rights, liabilities or obligations arising under: (i) this Agreement;

(ii) any other Transaction Document; (iii) any agreement entered into on or after the date of this Agreement; or (iv) any agreement or matter listed on Schedule 5.04.

(b)        Without limiting the generality of Section 5.04(a), upon this Agreement becoming effective, LIN-Texas shall be deemed to have withdrawn from Station Venture and shall cease to be a “Member” (as defined in the LLC Agreement) of Station Venture and the NBCU Parties hereby waive any notice required or other requirements under the LLC Agreement with respect to such withdrawal.

(c)        In connection with the waiver, release and discharge effected by Section 5.04(a), each Releasing Person acknowledges that such waiver, release and discharge is a general waiver, release and discharge and waives any rights it may have under any Applicable Law that purports to limit the effect of a general waiver, release and discharge (such as a law that seeks to limit the effect of a general waiver, release and discharge only to claims that are known at the time such waiver, release and discharge is granted).  Each Releasing Person further acknowledges that it may discover, after this Agreement becomes effective, that the facts and circumstances upon which it based its decision to enter into such general waiver, release and discharge are other than or different from what it now believes to be true.  Such general waiver, release and discharge shall, however, remain binding and effective notwithstanding the discovery of such new or different facts or circumstances.

Section 5.05.  Certain Tax Matters.  The agreement of the parties to this Agreement with respect to certain tax matters is set forth on Schedule 5.05.

Section 5.06.  Management Fees.  The parties hereto hereby acknowledge and agree that all management fees payable to NBC Universal, Inc. or any of its Affiliates pursuant to the Master Service Agreement shall, in accordance with the Management Fee Deferrals, continue to remain deferred and not payable through the effectiveness of this Agreement.

Section 5.07.  Financial Statements.  (a) NBCU I and NBCU II shall cause to be prepared and delivered to LIN audited financial statements of Station Venture and the Operating Partnership (i) as of and for the year ended December 31, 2012 and (ii) at LIN’s sole cost and expense, as of the last day of the calendar month in which the date of this Agreement falls and for the period from January 1, 2013 through such day.

(b)        The NBCU Parties shall provide, and shall cause their representatives to provide, reasonable assistance to LIN and its representatives as necessary for LIN and its subsidiaries to prepare their financial statements for 2012 and 2013 and comply with the rules and regulations of the Securities Exchange Commission with respect to LIN-Texas’s prior ownership of the LIN-

Texas LLC Interests; provided that the NBCU Parties shall not be required to incur any out-of-pocket expenses in connection with the foregoing.

ARTICLE 6
SURVIVAL; INDEMNIFICATION

Section 6.01.  Survival.  The representations, warranties and covenants of the parties hereto contained in this Agreement shall survive the effectiveness of this Agreement indefinitely or until the latest date permitted by law.

Section 6.02.  Indemnification.  Subject to the terms and conditions set forth herein, Comcast, each of the GE Parties (jointly and severally), each of the LIN Parties (jointly and severally) and each of the NBCU Parties (jointly and severally) (but severally (and not jointly and severally) as among Comcast, the GE Parties, the LIN Parties and the NBCU Parties) (each, an “Indemnifying Party”) shall indemnify and hold harmless each other party to this Agreement (other than any such other party that is an Affiliate of the Indemnifying Party) (each, an “Indemnified Party”), and each Indemnified Party’s Affiliates and each of its (and its Affiliates’) directors, officers, employees, successors, permitted assigns, agents and representatives, in each case solely in such director’s, officer’s, employee’s, successors’, permitted assigns’, agent’s or representative’s capacity as such (and other than, in each case, any such Affiliate or Person that is an Affiliate of such Indemnifying Person) (collectively, such Indemnified Party’s “Related Indemnitees”) from and against any and all Claims (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) asserted against or incurred by such Indemnified Party or any of its Related Indemnitees based upon, arising out of, resulting from, relating to or otherwise concerning, in any way, directly or indirectly:

(a)        a breach of any representation or warranty of the Indemnifying Party contained in this Agreement and made to the Indemnified Party; or

(b)        a breach of any covenant or agreement on the part of the Indemnifying Person under this Agreement.

Section 6.03.  Third Party Claim Indemnification.  The rights and obligations of the Indemnifying Parties and Indemnified Parties under Section 6.02 based upon, arising out of, resulting from, relating to or otherwise concerning, in any way, directly or indirectly, the assertion of Claims by third parties (for the avoidance of doubt, excluding any Indemnified Parties) (each, a “Third Party Claim”) will be subject to the following terms and conditions:

(a)        Any Indemnified Party against whom any Third Party Claim is asserted will give the Indemnifying Party written notice of any such Third Party Claim promptly after learning of such Third Party Claim, and the Indemnifying Party may at its option undertake the defense thereof by representatives of its own choosing upon written notice to the Indemnified Party.  If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party.  If, however, the Indemnified Party reasonably determines in its own judgment that representation by the Indemnifying Party’s counsel of both the Indemnifying Party and the Indemnified Party in such Third Party Claim would present such counsel with a material conflict of interest, then such Indemnified Party  may participate in the defense thereof and employ one separate counsel to represent or defend it in such Third Party Claim and the Indemnifying Party shall pay the reasonable fees and disbursements of such separate counsel.  Failure to give prompt notice of a Third Party Claim hereunder shall not affect the Indemnifying Party’s obligations under this Article 6, except to the extent the Indemnifying Party is materially prejudiced by such failure to give prompt notice.

(b)        The Indemnifying Party shall not enter into any settlement or compromise of any action, suit or proceeding or consent to the entry of any judgment (i) which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written full, irrevocable and unconditional release from all liability in respect of such action, suit or proceeding or (ii) for other than monetary damages to be borne solely by the Indemnifying Party, in each case, without the prior written consent of the Indemnified Party (which may not be unreasonably withheld).

(c)        Each party shall reasonably cooperate, and cause its Affiliates to reasonably cooperate, in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to this Article 6, including by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

(d)        Notwithstanding the foregoing, if the Indemnifying Party, within 45 days after notice of any Third Party Claim to which the Indemnified Party is entitled to indemnification hereunder, or such shorter period as is reasonably required, fails to assume the defense of such Third Party Claim, the Indemnified Party may, by notice to the Indemnifying Party, assume the control of the right to defend, compromise or settle such Third Party Claim at the expense of the Indemnifying Party, but the Indemnifying Party will not be bound by any determination of a Third Party Claim so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

ARTICLE 7
MISCELLANEOUS

Section 7.01.  Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to NBCU, NBC Telemundo, NBCU I or NBCU II, to:

NBCUniversal Media, LLC

30 Rockefeller Plaza

New York, NY 10112

Attention:                 General Counsel

Facsimile No.: (212) 664-4733

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York  10017

Attention:                 David L. Caplan

Marc O. Williams

Facsimile No.: (212) 701-5800

if to a LIN Party, to:

LIN TV Corp.

One West Exchange Street, Suite 5A

Providence, Rhode Island 02903

Attention: General Counsel

Facsimile No.: (401) 454-2817

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

200 Crescent Court, Suite 300

Dallas, Texas 75201

Attention: Glenn D. West

Facsimile No.: (214) 746-7777

if to GE or NBCH, to:

General Electric Company

3135 Easton Turnpike, W3A24

Fairfield, CT 06828

Attention: Senior Counsel for Transactions

Facsimile No.: (203) 373-3008

if to GE Capital or Lone Star, to:

GE Corporate Finance

10 Riverview Drive

Danbury, Connecticut 06810

Attention: Mark R. O’Leary, General Counsel

Facsimile No.: (203) 749-4562

if to Station Venture, to:

Station Venture Holdings, LLC

c/o NBCUniversal Media, LLC

30 Rockefeller Plaza

New York, NY 10112

Attention:                 General Counsel

Facsimile No.: (212) 664-4733

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York  10017

Attention:                 David L. Caplan

Marc O. Williams

Facsimile No.: (212) 701-5800

if to Comcast, to:

Comcast Corporation

One Comcast Center

Philadelphia, PA 19103

Attention:  General Counsel

Facsimile No.:  (215) 286-7794

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York  10017
Attention:                 David L. Caplan

Marc O. Williams

Facsimile No.: (212) 701-5800

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 7.02.  Amendments and Waivers.  (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)        No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 7.03.  Expenses.  Except as set forth on Schedule 5.05, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 7.04.  Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party.

Section 7.05.  Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

Section 7.06.  Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, related to or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.01 shall be deemed effective service of process on such party.

Section 7.07.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF, RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.08.  Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by each other party hereto.  Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder.  No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and the Related Releasors, Related Releasees and Related Indemnitees.

Section 7.09.  Entire Agreement.  This Agreement and the other Transaction Documents constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter hereof.

Section 7.10.  Interpretations.  The parties hereto acknowledge that this Agreement has been drafted jointly by the parties hereto and agree that this Agreement will not be construed against any party as a result of any role such party may have had in the drafting process.

Section 7.11.  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 7.12.  Specific Performance.  The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity in accordance with the terms set forth in this Agreement.  The parties hereto further agree that no party shall be required to post any bond, guaranty or other surety in order to obtain any such injunction or specific performance.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

NBC TELEMUNDO LICENSE LLC

By:	/s/ Robert S. Pick
	Name:	Robert S. Pick
	Title:	Senior Vice President

[Signature page to the Transaction Agreement]

NBCU NEW LLC I

By:	/s/ Robert S. Pick
	Name:	Robert S. Pick
	Title:	Senior Vice President

[Signature page to the Transaction Agreement]

NBCU NEW LLC II

By:	/s/ Robert S. Pick
	Name:	Robert S. Pick
	Title:	Senior Vice President

[Signature page to the Transaction Agreement]

COMCAST CORPORATION

By:	/s/ Robert S. Pick
	Name:	Robert S. Pick
	Title:	Senior Vice President

[Signature page to the Transaction Agreement]

NBCUNIVERSAL MEDIA, LLC

By:	/s/ Robert S. Pick
	Name:	Robert S. Pick
	Title:	Senior Vice President

[Signature page to the Transaction Agreement]

LIN TV CORP.

By:	/s/ Richard Schmaeling
	Name:	Richard Schmaeling
	Title:	Senior Vice President and Chief Financial Officer

LIN TELEVISION CORPORATION

By:	/s/ Richard Schmaeling
	Name:	Richard Schmaeling
	Title:	Senior Vice President and Chief Financial Officer

LIN TELEVISION OF TEXAS, L.P.

By:	/s/ Richard Schmaeling
	Name:	Richard Schmaeling
	Title:	Senior Vice President and Chief Financial Officer

[Signature page to the Transaction Agreement]

GENERAL ELECTRIC COMPANY

By:	/s/ Robert J. Duffy
	Name:	Robert J. Duffy
	Title:	VP Global Business Development

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Gregory Cameron
	Name:	Gregory Cameron
	Title:	Vice President

NATIONAL BROADCASTING COMPANY HOLDINGS, INC.

By:	/s/ Eileen Cavanaugh
	Name:	Eileen Cavanaugh
	Title:	President

LONE STAR SPV, LLC

By:	/s/ Stuart Aronson
	Name:	Stuart Aronson
	Title:	President

[Signature page to the Transaction Agreement]

STATION VENTURE HOLDINGS, LLC

By:	NBC Telemundo License LLC,
Its Member

By:	/s/ Robert S. Pick
	Name:	Robert S. Pick
	Title:	Senior Vice President

By:	LIN Television of Texas, L.P.,
Its Member

By:	/s/ Richard Schmaeling
	Name:	Richard Schmaeling
	Title:	Senior Vice President and Chief Financial Officer

[Signature page to the Transaction Agreement]

Exhibit A

GE CAPITAL ASSIGNMENT AND ASSUMPTION AGREEMENT

GE CAPITAL ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) dated as of February 12, 2013 among NBCU New LLC I, a Delaware limited liability company (“NBCU I”), General Electric Capital Corporation, a Delaware corporation (“GE Capital”) and Lone Star SPV, LLC, a Delaware limited liability company and a wholly owned subsidiary of GE Capital (“Lone Star” and, together with GE Capital, collectively, the “Existing Lender”).

WHEREAS, NBCU I, GE Capital, Lone Star and the other parties thereto have entered into a Transaction Agreement dated as of February 12, 2013 (as amended, the “Transaction Agreement”);

WHEREAS, LIN Television of Texas, L.P., a Delaware limited partnership (“LIN-Texas”), as borrower, and GE Capital, as sole lender, entered into a Credit Agreement dated as of March 2, 1998 (as amended, the “Credit Agreement”; capitalized terms used but not otherwise defined herein are used herein as therein defined);

WHEREAS, pursuant to a Novation Agreement dated as of March 2, 1998, the rights and obligations of LIN-Texas, as borrower under the Credit Agreement, were assigned in full to Station Venture Holdings, LLC, a Delaware limited liability company;

WHEREAS, the Loan was transferred by GE Capital to Lone Star pursuant to an Asset Sale Agreement dated as of September 20, 2001 (the “Lone Star Sale Agreement”).

NOW THEREFORE, the parties hereto hereby agree as follows:

1.                                      Assignment, Assumption and Effect.  The Existing Lender hereby irrevocably sells and assigns to NBCU I, and NBCU I hereby irrevocably purchases and assumes from the Existing Lender, with effect upon receipt by the Existing Lender of the amount set forth in paragraph 2 of this Agreement, (i) all of rights and obligations of the Existing Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto (including, without limitation, the Venture Pledge Agreement, the LP Security Agreement and any other Collateral Documents, but excluding the Guarantee, the Guarantor Pledge Agreement and any Affiliate Arrangements (as defined in the Transaction Agreement)), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Existing Lender against any Person (other than any Affiliates of GE Capital or Lone Star or the participant or any successor thereto under the Participation Agreement referred to in the Lone Star Sale Agreement), whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold

A-1

and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  From the effectiveness of such assignment (the “Effective Date”), (a) NBCU I shall, to the extent provided in this Agreement, be a party to the Credit Agreement and shall have the rights and obligations of the Lender under the Credit Agreement and each reference to the “Lender” in the Credit Agreement and the other Loan Documents shall be deemed to be a reference to NBCU I, and (b) each of GE Capital and Lone Star shall, except as set forth in the last sentence of Section 5.04 of the Transaction Agreement, relinquish its rights and be released from its obligations under the Loan Documents. The assignment provided for herein shall be without recourse to GE Capital or Lone Star.  Each of GE Capital and Lone Star agrees that if, on or after the date hereof, it receives any amount under the Credit Agreement or any other Loan Document, it shall receive the same for the account of NBCU I, and shall forthwith remit any such amount to NBCU I.

2.                                      Consideration.  As consideration for the assignment and assumption contemplated in the foregoing paragraph, NBCU I shall pay to GE Capital $602,000,000 in the manner contemplated by the Transaction Agreement.

3.                                      Representations, Warranties and Covenants of the Assignors.  Each of GE Capital and Lone Star (a) represents and warrants to NBCU I that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (ii) it is collectively the legal and beneficial owner of the Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims, and (iii) each of the persons signing, executing and delivering this Agreement on behalf of GE Capital and Lone Star is authorized to execute, sign and deliver this Agreement, (b) makes no other representation or warranty and assumes no responsibility with respect to any statements, representations and warranties made in or in connection with any Loan Documents and any other documents or instruments delivered pursuant thereto (including, without limitation, the Venture Pledge Agreement, the LP Security Agreement and any other Collateral Documents) or any other document or information provided in connection therewith and the existence, nature and value of any Collateral, (c) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any Credit Party or any Affiliate or Subsidiary of any Credit Party or the performance or nonperformance by any Credit Party of any obligations under any Loan Document and any other documents or instruments delivered pursuant thereto (including, without limitation, the Venture Pledge Agreement, the LP Security Agreement and any other Collateral Documents), and (d) confirms that it has delivered all Notes, affidavits and other possessory collateral required to be delivered to NBCU I pursuant to Section 5.01(c)(ii) of the Transaction Agreement.

4.                                      Representations, Warranties and Covenants of the Assignee.  NBCU I represents and warrants to each of GE Capital and Lone Star that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (ii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either it or the person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type and (iii) the person signing, executing and delivering this Agreement on behalf of NBCU I is authorized to execute, sign and deliver this Agreement.  NBCU I confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decisions to enter into this Agreement and shall continue to make its own credit decisions in taking or not taking any action under any Loan Document independently and based upon such documents and information as it shall deem appropriate at the time.

5.                                      Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

6.                                      Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, related to or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.01 of the Transaction Agreement shall be deemed effective service of process on such party.

5.                                      WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF, RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.                                      Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by each other party hereto.  Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

NBCU NEW LLC I

By:	s/s Robert S. Pick
	Name:	Robert S. Pick
	Title:	Senior Vice President

[Signature page to the GE Capital Assignment and Assumption Agreement]

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Gregory Cameron
	Name:	Gregory Cameron
	Title:	Vice President

LONE STAR SPV, LLC

By:	/s/ Stuart Aronson
	Name:	Stuart Aronson
	Title:	President

[Signature page to the GE Capital Assignment and Assumption Agreement]

Exhibit B

LIN ASSIGNMENT AND ASSUMPTION AGREEMENT

LIN ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) dated as of February 12, 2013 among NBCU New LLC I, a Delaware limited liability company (“NBCU I”), NBCU New LLC II, a Delaware limited liability company (“NBCU II”), and LIN Television of Texas, L.P., a Delaware limited partnership (“LIN-Texas”) and LIN Television Corporation, a Delaware corporation (“LIN Television”).

WHEREAS, NBCU I, NBCU II, LIN-Texas, LIN Television and the other parties thereto have entered into a Transaction Agreement dated as of February 12, 2013 (as amended, the “Transaction Agreement”; capitalized terms used but not otherwise defined herein are used herein as therein defined);

NOW THEREFORE, the parties hereto hereby agree as follows:

1.                                      Assignment and Assumption.

(a)                                 LIN-Texas LLC Interests

(i)                                     LIN-Texas does hereby sell, transfer, assign and deliver to NBCU I and NBCU II all of the right, title and interest of LIN-Texas in, to and under 95.1% and 4.9%, respectively, of the LIN-Texas LLC Interests.

(ii)                                  NBCU I and NBCU II do hereby accept all the right, title and interest of LIN-Texas in, to and under 95.1% and 4.9%, respectively, of the LIN-Texas LLC Interests.

(b)                                 LIN Shortfall Funding Agreements.

(i)                                     LIN Television and LIN-Texas do hereby sell, transfer, assign and deliver to NBCU I all of the respective right, title and interest of LIN Television and LIN-Texas, as applicable, in, to and under the LIN Shortfall Funding Agreements and the LIN Shortfall Fundings.

(ii)                                  NBCU I does hereby accept all the respective right, title and interest of LIN Television and LIN-Texas in, to and under the LIN Shortfall Funding Agreements and the LIN Shortfall Fundings.

2.                                      Consideration.  As consideration for the assignment and assumption contemplated in Section 1, NBCU I and NBCU II shall pay to LIN Television and LIN-Texas an aggregate amount of $1.00 in the manner contemplated by the Transaction Agreement.

3.                                      Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

B-1

4.                                      Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, related to or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.01 of the Transaction Agreement shall be deemed effective service of process on such party.

5.                                      WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF, RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.                                      Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by each other party hereto.  Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

NBCU NEW LLC I

/s/ Robert S. Pick
Name:	Robert S. Pick
Title:	Senior Vice President

NBCU NEW LLC II

/s/ Robert S. Pick
Name:	Robert S. Pick
Title:	Senior Vice President

[Signature page to the LIN Assignment and Assumption Agreement]

LIN TELEVISION OF TEXAS, L.P.

By:	/s/ Richard Schmaeling
	Name:	Richard Schmaeling
	Title:	Senior Vice President and Chief Financial Officer

LIN TELEVISION CORPORATION

By:	/s/ Richard Schmaeling
	Name:	Richard Schmaeling
	Title:	Senior Vice President and Chief Financial Officer

[Signature page to the LIN Assignment and Assumption Agreement]